Exhibit 16.1

March 9, 2018

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549 – 7561

Re: ETHEMA HEALTH CORPORATION

Commission File Number 000-15078

Ladies and Gentlemen:

We have read Item 4.01 of ETHEMA HEALTH CORPORATION Form 8-K dated March 9, 2018 and we agree with the statements made regarding our firm. We have no basis to agree or disagree with other statements contained therein.

Sincerely,

/s/ RBSM LLP